Exhibit 99.1

Release Date:	October 10, 2013	Contact:	Craig A. Creaturo Chief Financial Officer and Treasurer (724) 352-4455 ccreaturo@ii-vi.com Homepage: www.ii-vi.com

II-VI Incorporated Announces Signing of Agreement to Purchase Oclaro, Inc.’s Fiber Amplifier and Micro-Optics Business

PITTSBURGH, PA – October 10, 2013 (GLOBE NEWSWIRE) – II-VI Incorporated (Nasdaq: IIVI) announced today that it has signed an asset purchase agreement to acquire the fiber amplifier and micro-optics business (the “Business”) of Oclaro, Inc. (Nasdaq: OCLR) in a transaction valued at $88.6 million. The effective date of the closing is dependent upon the receipt of certain regulatory clearances and is expected to close on or about November 1, 2013. II-VI had previously disclosed its interest in the Business on September 12, 2013 when II-VI disclosed it had purchased for $5 million an exclusive option to acquire the Business.

The acquisition of the Business will complement the Zurich, Switzerland–based semiconductor laser business of Oclaro that was acquired by II-VI on September 12, 2013 and is consistent with the Company’s strategy to focus on precision engineered materials and opto-electronic component businesses. The Business will be included in the Company’s Active Optical Products Segment for financial reporting purposes.

Francis J. Kramer, president and chief executive officer of II-VI Incorporated, stated “We are pleased to add a broad portfolio of world-class, fully customized solutions to provide customers with end-to-end design and manufacturing support to enable the rapid realization of customer-specific amplification and micro-optics solutions. We will leverage the telecom laser pump product line we recently purchased from Oclaro, and the Business will benefit from the complementary product portfolio and capabilities of our Photop business unit. The Business and its team come to us as a recognized industry leader, and are well positioned with a broad technology and product portfolio which is underpinned by over 400 patents. We look forward to serving the customers of the Business, and we welcome our most recent employees to the II-VI family of companies.”

Additional Transaction Details

At closing, II-VI will pay $79.6 million in cash to Oclaro, $4 million of cash will be held back by II-VI until December 31, 2014, and the remaining $5 million was previously paid to Oclaro on September 12, 2013 as an option to purchase the Business.

II-VI will finance the acquisition with available cash from its recently expanded credit facility. Assuming that the transaction receives regulatory approvals on or about November 1, 2013, for the remainder of II-VI’s fiscal year ending June 30, 2014 the Business is currently expected to generate between $60 and $65 million in revenues and to be neutral to earnings after the impact of one-time transactions expenses is included. II-VI expects the acquisition to become accretive to earnings during the fiscal year ending June 30, 2015.

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II-VI Incorporated

October 10, 2013

Forward-looking Statements

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and global economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above to prove to be correct; (ii) the risks relating to forward-looking statements and other “Risk Factors” discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013; (iii) the purchasing patterns from customers and end-users; (iv) the timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; (vi) the Company’s ability to devise and execute strategies to respond to market conditions; and/or (vii) the Company’s ability to assimilate recently acquired businesses, and risks, costs and uncertainties associated with such acquisitions. The Company disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events or developments, or otherwise.

About II-VI Incorporated

II-VI Incorporated, a global leader in engineered materials and opto-electronic components, is a vertically-integrated manufacturing company that creates and markets products for diversified markets including industrial manufacturing, optical communications, military and aerospace, high-power electronics, semiconductor laser and thermoelectronics applications. Headquartered in Saxonburg, Pennsylvania, with manufacturing, sales, and distribution facilities worldwide, the Company produces numerous crystalline compounds including zinc selenide for infrared laser optics, silicon carbide for high-power electronic and microwave applications, and bismuth telluride for thermoelectric coolers.

In the Company’s infrared optics business, II-VI Infrared manufactures optical and opto-electronic components for industrial laser and thermal imaging systems and HIGHYAG Lasertechnologie GmbH (HIGHYAG) manufactures fiber-delivered beam delivery systems and processing tools for industrial lasers.

In the Company’s near-infrared optics business, Photop Technologies, Inc. (Photop) manufactures crystal materials, optics, microchip lasers and opto-electronic modules for use in optical communication networks and other diverse consumer and commercial applications. Photop Aegis, Inc. (Aegis) manufactures tunable optical devices required for high speed optical networks that provide the bandwidth expansion necessary for increasing internet traffic. Through its Australian subsidiary, Photop AOFR Pty Limited, Aegis also manufactures fused fiber components, including those required for fiber lasers for material processing applications, as well as optical couplers used primarily in the optical communication industry.

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II-VI Incorporated

October 10, 2013

In the Company’s military & materials business, LightWorks Optical Systems, Inc. (formerly Exotic Electro-Optics and LightWorks Optics, Inc.) manufactures products for military applications and precision optical systems, and components for defense, aerospace, industrial and life science applications. Pacific Rare Specialty Metals & Chemicals (PRM) produces and refines a rare earth element and selenium, Max Levy Autograph, Inc. (MLA) manufactures micro-fine conductive mesh patterns for optical, mechanical and ceramic components for applications such as circuitry, metrology standards, targeting calibration and suppression of electro-magnetic interference. VLOC manufactures near-infrared and visible light products for military applications and laser gain materials and products for solid-state YAG and YLF lasers.

In the Company’s advanced products group, the Wide Bandgap Materials (WBG) group manufactures and markets single crystal silicon carbide substrates for use in the solid-state lighting, wireless infrastructure, RF electronics and power switching industries. Marlow Industries, Inc. (Marlow) designs and manufactures thermoelectric cooling and power generation solutions for use in defense, space, photonics, telecommunications, medical, consumer and industrial markets. Worldwide Materials Group (WMG) provides expertise in materials development, process development and manufacturing scale up. M Cubed Technologies, Inc. (M Cubed) develops and markets advanced composite materials serving the semiconductor, display, industrial and defense markets.

In the Company’s active optical products segment, II-VI Laser Enterprise, GmbH is an industry-leading manufacturer of high-power semiconductor laser components enabling fiber and direct diode laser systems for material processing, medical, consumer and printing applications. In addition, II-VI Laser Enterprise GmbH manufactures pump lasers for optical amplifiers for both terrestrial and submarine applications and vertical cavity surface emitting lasers (VCSELS) for optical navigation, optical interconnects and optical sensing applications.

CONTACT:	II-VI Incorporated Craig A. Creaturo, Chief Financial Officer and Treasurer (724) 352-4455 ccreaturo@ii-vi.com